Press Release May 5, 2021

HollyFrontier Corporation Reports Quarterly Results

•Reported net income attributable to HollyFrontier stockholders of $148.2 million, or $0.90 per diluted share, and adjusted net loss of $(85.3) million, or $(0.53) per diluted share, for the first quarter

•Reported EBITDA of $281.3 million and Adjusted EBITDA of $47.3 million for the first quarter

Dallas, Texas, May 5, 2021 ‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported first quarter net income attributable to HollyFrontier stockholders of $148.2 million, or $0.90 per diluted share, for the quarter ended March 31, 2021, compared to a net loss of $(304.6) million, or $(1.88) per diluted share, for the quarter ended March 31, 2020.

The first quarter results reflect special items that collectively increased net income by a total of $233.5 million. On a pre-tax basis, these items include a lower of cost or market inventory valuation adjustment of $200.0 million and a $51.5 million gain on a tariff settlement, partially offset by severance costs of $7.8 million related to restructuring in our Lubricants and Specialty Products segment and charges related to the Cheyenne Refinery conversion to renewable diesel production, including decommissioning charges of $8.3 million, last-in, first-out (“LIFO”) inventory liquidation costs of $0.9 million and severance charges totaling $0.5 million. Excluding these items, net loss for the current quarter was $(85.3) million ($(0.53) per diluted share) compared to net income of $86.5 million ($0.53 per diluted share) for the first quarter of 2020, which excludes certain items that collectively decreased net income by $391.1 million.

HollyFrontier’s President & CEO, Michael Jennings, commented, “A record earnings quarter in our Lubricants and Specialties business, as well as steady performance from HEP, helped offset the impacts of heavy planned maintenance and winter storm Uri on our refining segment during the quarter. As we enter the summer, our focus remains on safely completing the build-out of our Renewables business on schedule.”

The Refining segment reported Adjusted EBITDA of $(65.8) million for the first quarter of 2021 compared to $175.9 million for the first quarter of 2020. This decrease was driven by the impacts of planned maintenance and winter storm Uri on our operations and lower realized margins along with higher laid-in crude costs, which resulted in a consolidated refinery gross margin of $8.00 per produced barrel, a 28% decrease compared to $11.06 for the first quarter of 2020. Crude oil charge averaged 348,170 barrels per day (“BPD”) for the current quarter compared to 392,630 BPD for the first quarter of 2020.

The Lubricants and Specialty Products segment reported EBITDA of $87.1 million for the first quarter of 2021 compared to $32.3 million in the first quarter of 2020. Excluding the $7.8 million related to restructuring in our Lubricants and Specialty Products segment, Adjusted EBITDA was $94.9 million. This increase was driven by strong base oil margins in the first quarter of 2021.

Holly Energy Partners, L.P. (“HEP”) reported EBITDA of $96.2 million for the first quarter of 2021 compared to $64.4 million in the first quarter of 2020.

For the first quarter of 2021, net cash provided by operations totaled $62.3 million. During the period, HollyFrontier declared and paid a dividend of $0.35 per share to shareholders totaling $57.7 million. At March 31, 2021, the Company's cash and cash equivalents totaled $1,193.4 million, a $174.9 million decrease over cash and cash equivalents of $1,368.3 million at December 31, 2020. Additionally, the Company's consolidated debt was $3,126.1 million. The Company’s debt, exclusive of HEP debt, which is nonrecourse to HollyFrontier, was $1,737.8 million at March 31, 2021.

The Company has scheduled a webcast conference call for today, May 5, 2021, at 8:30 AM Eastern Time to discuss first quarter financial results. This webcast may be accessed at: https://event.on24.com/wcc/r/3081846/EF98CFA2BFD7FDCC6F3E486A1640262F. An audio archive of this webcast will be available using the above noted link through May 19, 2021.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier owns and operates refineries located in Kansas, Oklahoma, New Mexico and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier produces base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and exports products to more than 80 countries. HollyFrontier also owns a 57% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Forward-looking statements use words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the Company's ability to successfully close the pending Puget Sound refinery transaction, or, once closed, integrate the operation of the Puget Sound refinery with our existing operations; the extraordinary market environment and effects of the COVID-19 pandemic, including a significant decline in demand for refined petroleum products in markets that the Company serves; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand; the effects of current and/or future governmental and environmental regulations and policies, including the effects of current and/or future restrictions on various commercial and economic activities in response to the COVID-19 pandemic; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s efficiency in carrying out and consummating construction projects, including the Company's ability to complete announced capital projects, such as the conversion of the Cheyenne Refinery to a renewable diesel facility and the construction of the Artesia renewable diesel unit and pretreatment unit, on time and within budget; the Company's ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States; continued deterioration in gross margins or a prolonged economic slowdown due to the COVID-19 pandemic could result in an impairment of goodwill and/or additional long-lived asset impairments; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended March 31,		Change from 2020
	2021	2020	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$3,504,293	$3,400,545	$103,748	3%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	2,960,305	2,693,726	266,579	10
Lower of cost or market inventory valuation adjustment	(200,037)	560,464	(760,501)	(136)
	2,760,268	3,254,190	(493,922)	(15)
Operating expenses	399,909	328,345	71,564	22
Selling, general and administrative expenses	81,975	87,737	(5,762)	(7)
Depreciation and amortization	124,079	140,575	(16,496)	(12)
Total operating costs and expenses	3,366,231	3,810,847	(444,616)	(12)
Income (loss) from operations	138,062	(410,302)	548,364	(134)

Other income (expense):
Earnings of equity method investments	1,763	1,714	49	3
Interest income	1,031	4,073	(3,042)	(75)
Interest expense	(38,386)	(22,639)	(15,747)	70
Gain on tariff settlement	51,500	—	51,500	—
Loss on early extinguishment of debt	—	(25,915)	25,915	(100)
Loss on foreign currency transactions	(1,317)	(4,233)	2,916	(69)
Other, net	1,890	1,850	40	2
	16,481	(45,150)	61,631	(137)
Income (loss) before income taxes	154,543	(455,452)	609,995	(134)
Income tax benefit	(28,307)	(162,166)	133,859	(83)
Net income (loss)	182,850	(293,286)	476,136	(162)
Less net income attributable to noncontrolling interest	34,633	11,337	23,296	205
Net income (loss) attributable to HollyFrontier stockholders	$148,217	$(304,623)	$452,840	(149)%

Earnings (loss) per share
Basic	$0.90	$(1.88)	$2.78	(148)%
Diluted	$0.90	$(1.88)	$2.78	(148)%
Cash dividends declared per common share	$0.35	$0.35	$—	—%
Average number of common shares outstanding:
Basic	162,479	161,873	606	—%
Diluted	162,479	161,873	606	—%

EBITDA	$281,344	$(307,648)	$588,992	(191)%
Adjusted EBITDA	$47,308	$268,769	$(221,461)	(82)%

Balance Sheet Data

	March 31,	December 31,
	2021	2020
	(In thousands)
Cash and cash equivalents	$1,193,428	$1,368,318
Working capital	$1,942,968	$1,935,605
Total assets	$11,934,817	$11,506,864
Long-term debt	$3,126,091	$3,142,718
Total equity	$5,838,046	$5,722,203

Segment Information

Our operations are organized into three reportable segments, Refining, Lubricants and Specialty Products and HEP. Our operations that are not included in the Refining, Lubricants and Specialty Products and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Woods Cross Refineries and HollyFrontier Asphalt Company LLC (“HFC Asphalt”) (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain geographic regions of the United States. HFC Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma. The Refining segment also included the operations of the Cheyenne Refinery until it permanently ceased petroleum refining operations during the third quarter of 2020.

The Lubricants and Specialty Products segment involves Petro-Canada Lubricants Inc.’s (“PCLI”) production operations, located in Mississauga, Ontario, that include lubricant products such as base oils, white oils, specialty products and finished lubricants and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States, Europe and China. Additionally, the Lubricants and Specialty Products segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America, the operations of Red Giant Oil, one of the largest suppliers of locomotive engine oil in North America and the operations of Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery processing units in the Mid-Continent, Southwest and Rocky Mountain geographic regions of the United States. The HEP segment also includes a 75% interest in UNEV Pipeline, LLC (an HEP consolidated subsidiary), and a 50% ownership interest in each of Osage Pipeline Company, LLC, Cheyenne Pipeline LLC and Cushing Connect Pipeline & Terminal LLC. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended March 31, 2021
Sales and other revenues:
Revenues from external customers	$2,957,033	$521,998	$25,258	$4	$3,504,293
Intersegment revenues	60,462	2,565	101,926	(164,953)	—
	$3,017,495	$524,563	$127,184	$(164,949)	$3,504,293
Cost of products sold (exclusive of lower of cost or market inventory)	$2,761,943	$331,523	$—	$(133,161)	$2,960,305
Lower of cost or market inventory valuation adjustment	$(199,528)	$—	$—	$(509)	$(200,037)
Operating expenses	$292,855	$60,753	$41,365	$4,936	$399,909
Selling, general and administrative expenses	$28,496	$45,553	$2,969	$4,957	$81,975
Depreciation and amortization	$88,082	$20,121	$23,006	$(7,130)	$124,079
Income (loss) from operations	$45,647	$66,613	$59,844	$(34,042)	$138,062
Income (loss) before interest and income taxes	$45,677	$66,985	$86,758	$(7,522)	$191,898
Net income attributable to noncontrolling interest	$—	$—	$1,646	$32,987	$34,633
Earnings of equity method investments	$—	$—	$1,763	$—	$1,763
Capital expenditures	$40,361	$4,087	$33,218	$72,295	$149,961

Three Months Ended March 31, 2020
Sales and other revenues:
Revenues from external customers	$2,850,620	$523,499	$26,426	$—	$3,400,545
Intersegment revenues	84,246	3,104	101,428	(188,778)	—
	$2,934,866	$526,603	$127,854	$(188,778)	$3,400,545
Cost of products sold (exclusive of lower of cost or market inventory)	$2,468,751	$391,380	$—	$(166,405)	$2,693,726
Lower of cost or market inventory valuation adjustment	$560,464	$—	$—	$—	$560,464
Operating expenses	$259,174	$54,131	$34,981	$(19,941)	$328,345
Selling, general and administrative expenses	$31,000	$48,962	$2,702	$5,073	$87,737
Depreciation and amortization	$90,179	$22,049	$23,978	$4,369	$140,575
Income (loss) from operations	$(474,702)	$10,081	$66,193	$(11,874)	$(410,302)
Income (loss) before interest and income taxes	$(474,702)	$10,290	$42,498	$(14,972)	$(436,886)
Net income attributable to noncontrolling interest	$—	$—	$1,216	$10,121	$11,337
Earnings of equity method investments	$—	$—	$1,714	$—	$1,714
Capital expenditures	$53,014	$9,081	$18,942	$2,712	$83,749

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
March 31, 2021
Cash and cash equivalents	$7,090	$110,788	$19,753	$1,055,797	$1,193,428
Total assets	$6,781,110	$1,875,026	$2,250,230	$1,028,451	$11,934,817
Long-term debt	$—	$—	$1,388,335	$1,737,756	$3,126,091

December 31, 2020
Cash and cash equivalents	$3,106	$163,729	$21,990	$1,179,493	$1,368,318
Total assets	$6,203,847	$1,864,313	$2,198,478	$1,240,226	$11,506,864
Long-term debt	$—	$—	$1,405,603	$1,737,115	$3,142,718

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (Generally Accepted Accounting Principles) performance measures about our refinery operations. Refinery gross and net operating margins do not include the non-cash effects of long-lived asset impairment charges, lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

As of March 31, 2021, our refinery operations included the El Dorado, Tulsa, Navajo and Woods Cross Refineries. In the third quarter of 2020, we permanently ceased petroleum refining operations at our Cheyenne Refinery and subsequently began converting certain assets at our Cheyenne Refinery to renewable diesel production. The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region continues to be comprised of the El Dorado and Tulsa Refineries, and the new West region is comprised of the Navajo and Woods Cross Refineries. Refining segment operating data for the three months ended March 31, 2020 has been retrospectively adjusted to reflect the revised regional groupings.

	Three Months Ended March 31,
	2021	2020
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	216,290	252,380
Refinery throughput (BPD) (2)	229,560	270,920
Sales of produced refined products (BPD) (3)	210,680	259,240
Refinery utilization (4)	83.2%	97.1%

Average per produced barrel (5)
Refinery gross margin	$6.45	$9.54
Refinery operating expenses (6)	9.91	5.30
Net operating margin	$(3.46)	$4.24

Refinery operating expenses per throughput barrel (7)	$9.09	$5.07

Feedstocks:
Sweet crude oil	59%	52%
Sour crude oil	13%	22%
Heavy sour crude oil	22%	19%
Other feedstocks and blends	6%	7%
Total	100%	100%

Sales of produced refined products:
Gasolines	51%	51%
Diesel fuels	34%	32%
Jet fuels	5%	7%
Fuel oil	1%	1%
Asphalt	3%	3%
Base oils	4%	4%
LPG and other	2%	2%
Total	100%	100%

	Three Months Ended March 31,
	2021	2020
West Region (Navajo and Woods Cross Refineries)
Crude charge (BPD) (1)	131,880	140,250
Refinery throughput (BPD) (2)	144,600	154,340
Sales of produced refined products (BPD) (3)	144,260	150,610
Refinery utilization (4)	91.0%	96.7%

Average per produced barrel (5)
Refinery gross margin	$10.26	$13.68
Refinery operating expenses (6)	8.09	6.91
Net operating margin	$2.17	$6.77

Refinery operating expenses per throughput barrel (7)	$8.07	$6.74

Feedstocks:
Sweet crude oil	24%	27%
Sour crude oil	59%	52%
Black wax crude oil	8%	12%
Other feedstocks and blends	9%	9%
Total	100%	100%

Sales of produced refined products:
Gasolines	55%	56%
Diesel fuels	36%	36%
Fuel oil	2%	3%
Asphalt	4%	2%
LPG and other	3%	3%
Total	100%	100%

Consolidated
Crude charge (BPD) (1)	348,170	392,630
Refinery throughput (BPD) (2)	374,160	425,260
Sales of produced refined products (BPD) (3)	354,940	409,850
Refinery utilization (4)	86.0%	96.9%

Average per produced barrel (5)
Refinery gross margin	$8.00	$11.06
Refinery operating expenses (6)	9.17	5.89
Net operating margin	$(1.17)	$5.17

Refinery operating expenses per throughput barrel (7)	$8.70	$5.68

Feedstocks:
Sweet crude oil	45%	43%
Sour crude oil	31%	32%
Heavy sour crude oil	14%	12%
Black wax crude oil	3%	5%
Other feedstocks and blends	7%	8%
Total	100%	100%

	Three Months Ended March 31,
	2021	2020
Consolidated
Sales of produced refined products:
Gasolines	54%	53%
Diesel fuels	35%	33%
Jet fuels	3%	4%
Fuel oil	1%	1%
Asphalt	3%	3%
Base oils	2%	3%
LPG and other	2%	3%
Total	100%	100%

(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including HFC Asphalt) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (“BPSD”). Our consolidated crude capacity is 405,000 BPSD.
(5)Represents average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Represents total refining segment operating expenses, exclusive of depreciation and amortization and Cheyenne Refinery operating expenses, divided by sales volumes of refined products produced at our refineries.
(7) Represents total refining segment operating expenses, exclusive of depreciation and amortization and Cheyenne Refinery operating expenses, divided by refinery throughput.

Lubricants and Specialty Products Segment Operating Data

The following table sets forth information about our lubricants and specialty products operations.

	Three Months Ended March 31,
	2021	2020
Lubricants and Specialty Products
Throughput (BPD)	20,410	21,750
Sales of produced products (BPD)	32,570	36,800

Sales of produced products:
Finished products	52%	47%
Base oils	26%	26%
Other	22%	27%
Total	100%	100%

Supplemental financial data attributable to our Lubricants and Specialty Products segment is presented below:

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Three months ended March 31, 2021
Sales and other revenues	$173,442	$483,246	$(132,125)	$524,563
Cost of products sold	$132,532	$331,116	$(132,125)	$331,523
Operating expenses	$28,621	$32,132	$—	$60,753
Selling, general and administrative expenses	$6,739	$38,814	$—	$45,553
Depreciation and amortization	$7,305	$12,816	$—	$20,121
Income (loss) from operations	$(1,755)	$68,368	$—	$66,613
Income (loss) before interest and income taxes	$(1,755)	$68,740	$—	$66,985
EBITDA	$5,550	$81,556	$—	$87,106

Three months ended March 31, 2020
Sales and other revenues	$164,829	$474,057	$(112,283)	$526,603
Cost of products sold	$180,600	$323,063	$(112,283)	$391,380
Operating expenses	$23,269	$30,862	$—	$54,131
Selling, general and administrative expenses	$5,363	$43,599	$—	$48,962
Depreciation and amortization	$10,867	$11,182	$—	$22,049
Income (loss) from operations	$(55,270)	$65,351	$—	$10,081
Income (loss) before interest and income taxes	$(55,270)	$65,560	$—	$10,290
EBITDA	$(44,403)	$76,742	$—	$32,339

(1)Rack Back consists of the PCLI base oil production activities, by-product sales to third parties and intra-segment base oil sales to Rack Forward.
(2)Rack Forward activities include the purchase of base oils from Rack Back and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties.
(3)Intra-segment sales of Rack Back produced base oils to Rack Forward are eliminated under the “Eliminations” column.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income (loss) attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments, (ii) HollyFrontier's pro-rata share of HEP's loss on early extinguishment of debt, (iii) severance costs, (iv) restructuring charges, (v) Cheyenne Refinery LIFO inventory liquidation costs, (vi) decommissioning costs, (vii) acquisition integration and regulatory costs and (viii) gain on tariff settlement.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA.

	Three Months Ended March 31,
	2021	2020
	(In thousands)
Net income (loss) attributable to HollyFrontier stockholders	$148,217	$(304,623)
Subtract income tax benefit	(28,307)	(162,166)
Add interest expense	38,386	22,639
Subtract interest income	(1,031)	(4,073)
Add depreciation and amortization	124,079	140,575
EBITDA	$281,344	$(307,648)
Add (subtract) lower of cost or market inventory valuation adjustment	(200,037)	560,464
Add HollyFrontier's pro-rata share of HEP's loss on early extinguishment of debt	—	14,656
Add severance costs	514	—
Add restructuring charges	7,813	—
Add Cheyenne Refinery LIFO inventory liquidation costs	923	—
Add decommissioning costs	8,251	—
Add acquisition integration and regulatory costs	—	1,297
Subtract gain on tariff settlement	(51,500)	—
Adjusted EBITDA	$47,308	$268,769

EBITDA and Adjusted EBITDA attributable to our Refining segment is presented below:

	Three Months Ended March 31,
Refining Segment	2021	2020
	(In thousands)
Income (loss) from before interest and income taxes (1)	$45,677	$(474,702)
Add depreciation and amortization	88,082	90,179
EBITDA	133,759	(384,523)
Add (subtract) lower of cost or market inventory valuation adjustment	(199,528)	560,464
Adjusted EBITDA	$(65,769)	$175,941

(1) Income (loss) before interest and income taxes of our Refining segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Lubricants and Specialty Products segment is set forth below.

Lubricants and Specialty Products Segment	Rack Back	Rack Forward	Total Lubricants and Specialty Products
	(In thousands)
Three months ended March 31, 2021
Income (loss) before interest and income taxes (1)	$(1,755)	$68,740	$66,985
Add depreciation and amortization	7,305	12,816	20,121
EBITDA	5,550	81,556	87,106
Add restructuring charges	1,079	6,734	7,813
Adjusted EBITDA	$6,629	$88,290	$94,919

Three months ended March 31, 2020
Income (loss) before interest and income taxes (1)	$(55,270)	$65,560	$10,290
Add depreciation and amortization	10,867	11,182	22,049
EBITDA	$(44,403)	$76,742	$32,339

(1) Income (loss) before interest and income taxes of our Lubricants and Specialty Products segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per produced barrel sold is total refining segment revenues less total refining segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced refined products sold. Net operating margin per barrel sold is the difference between refinery gross margin and refinery operating expenses per produced barrel sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments or depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Below are reconciliations to our consolidated statements of income for refinery net operating and gross margin and operating expenses, in each case averaged per produced barrel sold. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of average refining segment net operating margin per produced barrel sold to refinery gross margin to total sales and other revenues

	Three Months Ended March 31,
	2021	2020
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per produced barrel sold	$(1.17)	$5.17
Add average refinery operating expenses per produced barrel sold	9.17	5.89
Refinery gross margin per produced barrel sold	$8.00	$11.06
Times produced barrels sold (BPD)	354,940	409,850
Times number of days in period	90	91
Refining gross margin	$255,557	$412,498
Add (subtract) rounding	(5)	146
West and Mid-Continent regions gross margin	255,552	412,644
Add West and Mid-Continent regions cost of products sold	2,761,943	2,287,109
Add Cheyenne refinery sales and other revenues	—	235,113
Refining segment sales and other revenues	3,017,495	2,934,866
Add lubricants and specialty products segment sales and other revenues	524,563	526,603
Add HEP segment sales and other revenues	127,184	127,854
Subtract corporate, other and eliminations	(164,949)	(188,778)
Sales and other revenues	$3,504,293	$3,400,545

Reconciliation of average refining segment operating expenses per produced barrel sold to total operating expenses

	Three Months Ended March 31,
	2021	2020
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average operating expenses per produced barrel sold	$9.17	$5.89
Times produced barrels sold (BPD)	354,940	409,850
Times number of days in period	90	91
Refining operating expenses	$292,932	$219,676
Add (subtract) rounding	(77)	(22)
West and Mid-Continent regions operating expenses	292,855	219,654
Add Cheyenne Refinery operating expenses	—	39,520
Refining segment operating expenses	292,855	259,174
Add lubricants and specialty products segment operating expenses	60,753	54,131
Add HEP segment operating expenses	41,365	34,981
Add (subtract) corporate, other and eliminations	4,936	(19,941)
Operating expenses (exclusive of depreciation and amortization)	$399,909	$328,345

Reconciliation of net income (loss) attributable to HollyFrontier stockholders to adjusted net income attributable to HollyFrontier stockholders

Adjusted net income (loss) attributable to HollyFrontier stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, HEP's loss on early extinguishment of debt, severance costs, restructuring charges, Cheyenne Refinery LIFO inventory liquidation costs, decommissioning costs, acquisition integration and regulatory costs and a gain on a tariff settlement. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended March 31,
	2021	2020
	(In thousands, except per share amounts)
Consolidated
GAAP:
Income (loss) before income taxes	$154,543	$(455,452)
Income tax benefit	(28,307)	(162,166)
Net income (loss)	182,850	(293,286)
Less net income attributable to noncontrolling interest	34,633	11,337
Net income (loss) attributable to HollyFrontier stockholders	148,217	(304,623)

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	(200,037)	560,464
HEP's loss on early extinguishment of debt	—	25,915
Severance costs	514	—
Restructuring charges	7,813	—
Cheyenne Refinery LIFO inventory liquidation costs	923	—
Decommissioning costs	8,251	—
Acquisition integration and regulatory costs	—	1,297
Gain on tariff settlement	(51,500)	—
Total adjustments to income (loss) before income taxes	(234,036)	587,676
Adjustment to income tax benefit (1)	(525)	185,340
Adjustment to net income attributable to noncontrolling interest	—	11,259
Total adjustments, net of tax	(233,511)	391,077

Adjusted results - Non-GAAP:
Adjusted income (loss) before income taxes	(79,493)	132,224
Adjusted income tax expense (benefit) (2)	(28,832)	23,174
Adjusted net income (loss)	(50,661)	109,050
Less net income attributable to noncontrolling interest	34,633	22,596
Adjusted net income (loss) attributable to HollyFrontier stockholders	$(85,294)	$86,454
Adjusted earnings (loss) per share - diluted (3)	$(0.53)	$0.53

(1)     Represents adjustment to GAAP income tax benefit to arrive at adjusted income tax expense (benefit), which is computed as follows:

	Three Months Ended March 31,
	2021	2020
	(In thousands)

Non-GAAP income tax expense (benefit) (2)	$(28,832)	$23,174
Subtract GAAP income tax benefit	(28,307)	(162,166)
Non-GAAP adjustment to income tax benefit	$(525)	$185,340

(2)     Non-GAAP income tax expense (benefit) is computed by a) adjusting HFC's consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and c) adjusting for discrete tax items applicable to the period.

(3) Adjusted earnings per share - diluted is calculated as adjusted net income (loss) attributable to HollyFrontier stockholders divided by the average number of shares of common stock outstanding assuming dilution ,which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is the same as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended March 31,
	2021	2020
	(Dollars in thousands)
GAAP:
Income (loss) before income taxes	$154,543	$(455,452)
Income tax expense (benefit)	$(28,307)	$(162,166)
Effective tax rate for GAAP financial statements	(18.3)%	35.6%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	54.6%	(18.1)%
Effective tax rate for adjusted results	36.3%	17.5%

FOR FURTHER INFORMATION, Contact:

Richard L. Voliva III, Executive Vice President and
    Chief Financial Officer
Craig Biery, Vice President,
Investor Relations
HollyFrontier Corporation
214-954-6510